Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-284410 and 333-288923 on Form S-8 and Registration Statement No. 333-291368 on Form F-3 of our report dated March 25, 2026, relating to the financial statements of Polyrizon Ltd. (the “Company”), appearing in the Annual Report on Form 20-F of the Company for the year ended December 31, 2025.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

March 25, 2026